Exhibit 10.19.1
MCJUNKIN RED MAN HOLDING CORPORATION
NONQUALIFIED STOCK OPTION AGREEMENT
(CANADA)
     THIS AGREEMENT (the “Agreement”), is made effective as of [                     , 200___] (the “Date of Grant”), between McJunkin Red Man Holding Corporation, a Delaware corporation (the “Company”), PVF Holdings LLC, a Delaware limited liability company (“PVF Holdings LLC”) (solely for purposes of Section 15 hereof) and [                    ] (the “Participant”).
R E C I T A L S:
     WHEREAS, the Company has adopted the McJunkin Red Man Holding Corporation 2007 Stock Option Plan (Canada) (the “Plan”), which Plan is incorporated herein by reference and made a part of this Agreement. Capitalized terms not otherwise defined herein shall have the meanings given thereto in the Plan; and
     WHEREAS, the Committee has determined that it would be in the best interests of the Company and its shareholders to grant an Option to the Participant pursuant to the Plan and the terms set forth herein.
     NOW THEREFORE, in consideration of the Participant’s services and of the mutual covenants hereinafter set forth, and in consideration of the Participant’s entering into the Non-Competition Agreement (as defined herein), the parties agree as follows:
     1. Grant of the Option. The Company hereby grants to the Participant the right and option (the “Option”) to purchase, on the terms and conditions hereinafter set forth, all or any part of an aggregate of [                    ] Shares, subject to adjustment as set forth in the Plan. The Option Price shall be US$ [            ], which the Company and the Participant agree is not less than the Fair Market Value of the Shares as of the date hereof.
     2. Vesting; Period of Exercise.
          (a) Subject to the earlier termination or cancellation of the Option as set forth herein, the Option shall vest and become exercisable as follows:
               (i) Prior to the third (3rd) anniversary of the Date of Grant, no portion of the Option shall vest or be exercisable;
               (ii) On and after the third (3rd) anniversary of the Date of Grant, the Option shall vest and be exercisable with respect to an aggregate of one-third (1/3) of the Shares originally subject to the Option, provided that the Participant’s Employment with the Company has not terminated as of such anniversary;
               (iii) On and after the fourth (4th) anniversary of the Date of Grant, the Option shall vest and be exercisable with respect to an aggregate of two-thirds (2/3) of the Shares originally subject to the Option, provided that the Participant’s Employment with the Company has not terminated as of such anniversary; and
               (iv) On and after the fifth (5th) anniversary of the Date of Grant, the Option shall vest and be exercisable with respect to an aggregate of one hundred percent of the Shares originally subject to the Option provided, that the Participant’s Employment with the Company has not terminated as of such anniversary.
               (v) Notwithstanding the foregoing, in the event of (x) the Participant’s death or Disability or (y) the occurrence of a Transaction, the Option shall, to the extent not then vested, automatically become fully vested and exercisable.
The portion of the Option which has become vested and exercisable as described herein is hereinafter referred to as the “Vested Portion.” For clarity, the Participant must be actively at work on the anniversary of the Date of the Grant, and this does not include any period of time during which the Participant’s Employment with the Company has being terminated and the Participant is receiving notice of termination pay or severance pay.
          (b) If the Participant’s Employment is terminated by the Company for Cause, the Option shall, whether or not vested, be automatically canceled without payment of consideration therefor.
          (c) If the Participant’s Employment with the Company terminates for any reason other than (x) Cause or (y) the Participant’s death or Disability, the Option shall, to the extent not previously vested, be automatically cancelled by the Company without payment of consideration therefor as of the last day of active work of the Participant, not including any period for which the Participant is receiving notice of termination pay or severance, and the Vested Portion of the Option shall remain exercisable for the period set forth in Section 2(d).
          (d) Subject to the provisions of the Plan and this Agreement, the Participant may exercise all or any part of the Vested Portion of the Option at any time prior to the earliest to occur of (i) the ten-year anniversary of the Date of Grant and (ii) 90 days following the date upon which the Participant receives notice of the termination of the Participant’s Employment (other than a termination of Employment due to the Participant’s death or Disability).
          (e) Notwithstanding the foregoing, upon termination of Employment due to the Participant’s death or Disability, the Participant may exercise all or any part of the Vested Portion of the Option at any time prior to the earliest to occur of (i) the ten-year anniversary of the Date of Grant and (ii) twenty-four months following such termination of Employment.
          3. Method of Exercise.
          (a) The Vested Portion of the Option may be exercised by delivering to the Company at its principal office written notice of intent so to exercise. Such notice shall specify the number of Shares for which the Option is being exercised (the “Purchased Shares”) and shall be accompanied by payment in full of the Option Price in cash or by check or wire transfer. The Participant shall not have any rights to dividends or other rights of a stockholder with respect to

Shares subject to the Option until the Participant has given written notice of exercise of the Option, paid in full for such Shares and, if applicable, has satisfied any other conditions imposed by the Committee or pursuant to the Plan or this Agreement.
          (b) Notwithstanding any other provision of the Plan or this Agreement to the contrary, the Option may not be exercised prior to the completion of any registration or qualification of the Option or the Shares under applicable Canadian and United States provincial, state and federal securities or other laws, or under any ruling or regulation of any governmental body or national securities exchange (collectively, the “Legal Requirements”) that the Committee shall in its sole discretion determine to be necessary or advisable, unless an exemption to such registration or qualification is available and satisfied. The Committee may establish additional procedures as it deems necessary or desirable in connection with the exercise of the Option or the issuance of any Shares upon such exercise to comply with any Legal Requirements. Such procedures may include but are not limited to the establishment of limited periods during which the Option may be exercised or that following receipt of the notice of exercise and prior to the completion of the exercise, the Participant will be required to affirm the exercise of the Option following receipt of any disclosure deemed necessary or desirable by the Committee.
          (c) Upon the Company’s determination that the Option has been validly exercised as to any of the Shares, the Company shall issue certificates in the Participant’s name for such Shares. Such certificates will be held by the Company on behalf of the Participant until such time as the Shares represented by such certificates are transferred as permitted by the Stockholders Agreement.
          (d) In the event of the Participant’s death or Disability, the Option shall remain exercisable by the Participant’s executor or administrator, or, subject to applicable laws, the person or persons to whom the Participant’s rights under this Agreement shall pass by will or by the laws of descent and distribution as the case may be, for the period set forth in Section 2(e) (and the term “Participant” shall be deemed to include such heir or legatee). Any such heir or legatee of the Participant shall take rights herein granted subject to the terms and conditions hereof.
          (e) In consideration of the grant of this Option, the Participant agrees that, as a condition to the exercise of any option to purchase Shares (whether this Option or any other option), the Participant shall, with respect to such Shares, have become a party to the Stockholders Agreement.
     4. No Right to Continued Employment. The granting of the Option evidenced hereby and this Agreement shall impose no obligation on the Company or any Affiliate to continue the Employment of the Participant and shall not lessen or affect the Company’s or its Affiliates’ right to terminate the Employment of such Participant.
     5. Legend on Certificates. The certificates representing the Shares purchased by exercise of the Option shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations, and other requirements of the Securities and Exchange Commission or other securities regulator or authority, any stock exchange upon which such Shares are listed, and any applicable Canadian or United States federal, provincial or state laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.
     6. Transferability. Unless otherwise determined by the Committee, the Option may not be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by the Participant otherwise than by will or by the laws of descent and distribution in compliance with applicable law, and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or any Affiliate; provided, that the designation of a beneficiary shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance. No such permitted transfer of the Option to heirs or legatees of the Participant shall be effective to bind the Company unless the Committee shall have been furnished with written notice thereof and a copy of such evidence as the Committee may deem necessary to establish the validity of the transfer, compliance with applicable law and the acceptance by the transferee or transferees of the terms and conditions hereof. During the Participant’s lifetime, the Option is exercisable only by the Participant.
     7. Withholding. The Participant shall be required to pay to the Company or any Affiliate, and the Company shall have the right and is hereby authorized to withhold, any applicable withholding taxes in respect of the Option, its exercise or any payment or transfer under, or with respect to, the Option and to take such other action as may be necessary in the opinion of the Committee to satisfy all obligations for the payment of such withholding taxes. The Participant shall be solely responsible for the payment of all taxes relating to the payment or provision of any amounts or benefits hereunder.
     8. Securities Laws. In connection with the acquisition of any Shares pursuant to the exercise of the Option, the Participant will make or enter into such written representations, warranties and agreements as the Committee may reasonably request in order to comply with applicable securities laws or with this Agreement.
     9. Successors in Interest. This Agreement shall inure to the benefit of and be binding upon any successor to the Company. Subject to compliance with applicable law, this Agreement shall inure to the benefit of and shall be binding upon the Participant’s heirs, executors, administrators and successors.
     10. Resolution of Disputes. Any dispute or disagreement which may arise under, or as a result of, or in any way relate to, the interpretation, construction or application of this Agreement shall be determined by the Board. Any determination made hereunder shall be final, binding and conclusive on the Participant, the Participant’s heirs, executors, administrators and successors, and the Company and its subsidiaries for all purposes.
     11. Notices. Any notice necessary under this Agreement shall be addressed to the Company in care of its Secretary at the principal executive office of the Company and to the Participant at the address appearing in the personnel records of the Company for the Participant or to either party hereto at such other address as either party may hereafter designate in writing to the other. Any such notice shall be deemed effective upon receipt thereof by the addressee.

     12. Choice of Law. This Agreement shall be governed by and construed in accordance with the laws of the state of New York, without regard to principles of conflicts of laws.
     13. Option Subject to Plan. By entering into this Agreement, the Participant agrees and acknowledges that the Participant has received and read a copy of the Plan and the Stockholders Agreement. The Option is subject to the Plan. The terms and provisions of the Plan, as it may be amended from time to time, are hereby incorporated herein by reference. In the event of a conflict between any term or provision contained herein and a term or provision of the Plan, the applicable terms and provisions of the Plan, as applicable, will govern and prevail.
     14. Non-Competition and Non-Solicitation. The Option shall not be granted unless and until the Participant executes the Non-Competition and Non-Solicitation Agreement attached hereto as Exhibit A (the “Non-Competition Agreement”). If the Participant fails to execute the Non-Competition Agreement, this Agreement shall be null and void ab initio and no Option shall be deemed granted hereunder.
     15. Adoption of Stockholders Agreement. The parties hereto agree that, upon the grant of the Option hereunder, the Participant shall be made a party to the Stockholders Agreement as an “Executive” (as defined in the Stockholders Agreement) with the rights and obligations of holders of “Stock” (as defined in the Stockholders Agreement) and the Participant hereby agrees to become a party to the Stockholders Agreement and to be bound by, and subject to, all of the representations, covenants, terms and conditions of the Stockholders Agreement that are applicable to an Executive with such rights and obligations. Execution and delivery of this Agreement by the Participant shall also constitute execution and delivery by the Participant of the Stockholders Agreement, without further action of any party. A copy of the Stockholders Agreement is attached hereto as Exhibit B. In addition to the representations and warranties in the Stockholders Agreement that Participant makes as an Executive, the Participant represents and warrants to the Company that (a) the Participant has carefully reviewed the Stockholders Agreement and has also reviewed all other documents the Participant deems necessary or desirable in order for the Participant to become a party to the Stockholders Agreement (by executing this Agreement); (b) the Participant has been granted the opportunity to ask questions of, and receive answers from, representatives of the Company concerning the Stockholders Agreement and the terms and conditions thereof that the Participant deems necessary; and (c) this Agreement (and by executing this Agreement, the Stockholders Agreement) has been duly executed and delivered by Participant and constitutes a valid and binding agreement of Participant enforceable against the Participant in accordance with its terms and the terms of the Stockholders Agreement.
     16. Canadian Securities Representations of Participant. The Participant represents and warrants to the Company as follows: (a) the Participant is an employee, executive officer, director or consultant of a related entity of the Company, and for this purpose, the terms “executive officer,” “director,” “consultant” and “related entity” shall have the meaning ascribed thereto in National Instrument 45-106 of the Canadian Securities Regulators as set forth in Exhibit C to this Agreement; and (b) the entering into of this Agreement and the acquisition of the Option hereunder is voluntary.

     17. Accredited Investor Status Representation of Participant. Please check the box next to any of the following statements that apply:

☐	Your individual net worth, or joint net worth with your spouse, as of the date hereof, exceeds US$1,000,000;

☐	You had individual income in excess of US$200,000 in each of the two most recent years, or joint income with your spouse in excess of US$300,000 in each of those years, and have a reasonable expectation of reaching the same income level in the current year; or

☐	None of the statements above apply.
     18. Signature in Counterparts. This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement, effective as of the Date of Grant.

MCJUNKIN RED MAN HOLDING CORPORATION
By:
Name:
Title:

PVF HOLDINGS LLC (for purposes of Section 15 only)
By:
Name:
Title:

PARTICIPANT
By:
Name:

EXHIBIT A
Non-Competition Agreement

EXHIBIT B
Stockholders Agreement

EXHIBIT C
Certain Definitions
(a)	“consultant” means, for an issuer, a person, other than an employee, executive officer, or director of the issuer or of a related entity of the issuer, that:
(i)	is engaged to provide services to the issuer or a related entity of the issuer, other than services provided in relation to a distribution;

(ii)	provides the services under a written contract with the issuer or a related entity of the issuer; and

(iii)	spends or will spend a significant amount of time and attention on the affairs and business of the issuer or a related entity of the issuer and includes, for an individual consultant, a corporation of which the individual consultant is an employee or shareholder, and a partnership of which the individual consultant is an employee or partner;
(b)	“control” means, with respect to one person in relation to another, where the first person, directly or indirectly, has the power to direct the management and policies of the second person by virtue of:
(i)	ownership of or direction over voting securities in the second person;

(ii)	a written agreement or indenture;

(iii)	being the general partner or controlling the general partner of the second person; or

(iv)	being a trustee of the second person;
(c)	“director” means:
(v)	a member of the board of directors of a company or an individual who performs similar functions for a company; and

(vi)	with respect to a person that is not a company, an individual who performs functions similar to those of a director of a company;
(d)	“executive officer” means, for an issuer, an individual who is:
(vii)	a chair, vice-chair or president;

(viii)	a vice-president in charge of a principal business unit, division or function including sales, finance or production;

(ix)	an officer of the issuer or any of its subsidiaries and who performs a policy-making function in respect of the issuer; or

(x)	performing a policy-making function in respect of the issuer;
(e)	“related entity” means, for an issuer, a person that controls or is controlled by the issuer or that is controlled by the same person that controls the issuer.